EXHIBIT 10.3
THIRD AMENDMENT
TO
BRUSH ENGINEERED MATERIALS INC.
AMENDED AND RESTATED EXECUTIVE DEFERRED COMPENSATION PLAN II
          The Brush Engineered Materials Inc. Amended and Restated Executive Deferred Compensation Plan II (the “Plan”), adopted on June 29, 2008, is here by amended in the following respects effective March 8, 2011, for the purpose of reflecting name changes.
1.	Section 2.2 of the Plan is amendment and restated as follows:

2.2 Annual Excess Compensation means for a Plan Year a Participant’s Base Salary for services performed during the Plan Year, performance compensation payable in the Plan Year under the Materion Corporation and Subsidiaries Management Performance Compensation Plan, and incentive compensation payable in cash, cash equivalents, equity and equity-based amounts in the Plan Year under the Materion Corporation and Subsidiaries Long-Term Incentive Plan, whether or not such compensation is reportable on Form W-2 for the Plan Year, but only to the extent that such compensation exceeds the limit imposed on compensation taken into account under the Materion Corporation Savings and Investment Plan by reason of Code Section 401(a)(17) as determined by the Plan Administrator.

2.	Section 2.7 of the Plan is amended and restated as follows:

2.7 Company means Materion Corporation, an Ohio corporation.

3.	Section 2.15 of the Plan is amended and restated as follows:

2.15 Plan means the plan, the terms and provisions of which are herein set forth, and as it may be amended or restated from time to time, designated as the “Materion Corporation Executive Deferred Compensation Plan II.”

4.	The first sentence of Section 4.2 of the Plan is amended and restated as follows:

There shall be credited to each Participant’s Account for each Plan Year an amount equal to three percent of his or her Annual Excess Compensation, or such other percent as may be established from time to time by action of the Board to maintain parity with the matching contribution rate available under the Materion Inc. Savings and Investment Plan.
          WITNESS WHEREOF, Materion Corporation has caused this Amendment to be executed by its duly authorized officer this 6th day of July, 2011.

MATERION CORPORATION
By	/s/ Michael C. Hasychak
	Name:	Michael C. Hasychak
	Title:	Vice President, Treasurer & Secretary